Proxy Statement Pursuant to Section 14(a) of the
                 Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to SECTION 240.14a-11(c) or
     SECTION 240.14a-12


                    U.S. Physical Therapy, Inc.
         (Name of Registrant as Specified In Its Charter)



        (Name of Person(s)Filing Proxy Statement if other
                         than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-
     6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.



     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

                   U.S. PHYSICAL THERAPY, INC.
                 3040 Post Oak Blvd., Suite 222
                      Houston, Texas  77056
                          (713) 297-7000

            NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                 TO BE HELD ON SEPTEMBER 9, 1998
                    _________________________

         NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "Special Meeting") of U.S. Physical Therapy, Inc. (the
"Company") will be held on Wednesday, September 9, 1998, at 10:00 a.m. (CDT), at the Company's office at 3040 Post Oak Boulevard,
Suite 222, Houston, Texas for the following purposes:

         (1) To consider and vote upon a proposal to amend the Company's 1992 Stock Option Plan to (i) increase by 350,000 the number of shares of Company common stock reserved for issuance under the 1992 Stock Option Plan and (ii) increase the number of stock options that may be granted to any one eligible individual in any one calendar year from 50,000 to 100,000; and

         (2) To transact such other business as may properly come before the Special Meeting or any adjournments thereof.

         Pursuant to the Bylaws, the Board of Directors has fixed the close of business on August 3, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting. Only holders of common stock of record at the close of business on that date will be entitled to notice of and to vote at the Special Meeting or any adjournments thereof.

         In the event that there are not sufficient votes to approve any one or more of the foregoing proposals at the time of the Special Meeting, the Special Meeting may be adjourned in order to permit further solicitation of proxies by the Company.

                             By Order of the Board of Directors

                             /s/ Dorothy Nagle Flato

                             Dorothy Nagle Flato
                             Corporate Secretary and Treasurer

Houston, Texas
August 12, 1998

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE SPECIAL MEETING, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                  U.S. PHYSICAL THERAPY, INC.
                  3040 Post Oak Blvd., Suite 222
                     Houston, Texas  77056
                          (713) 297-7000

                        PROXY STATEMENT
                SPECIAL MEETING OF STOCKHOLDERS
                        SEPTEMBER 9, 1998
                    _________________________

         SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

         This Proxy Statement is furnished to stockholders of U.S. Physical Therapy, Inc. (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies to be used at a Special Meeting of Stockholders (the "Special Meeting") of the Company, to be held on Wednesday, September 9, 1998, at 10:00 a.m. (CDT), at the Company's office at 3040 Post Oak Boulevard, Suite 222, Houston, Texas, and at any adjournments thereof.

         The Special Meeting has been called for the following purposes: (1) to consider and vote upon a proposal to amend the Company's 1992 Stock Option Plan to (i) increase by 350,000 the number of shares of Company common stock reserved for issuance under the 1992 Stock Option Plan and (ii)increase the number of stock options that may be granted to any one eligible individual in any one calendar year from 50,000 to 100,000 and (2) to transact such other business as may properly come before the meeting or any adjournments thereof. If the enclosed form of proxy is properly executed and returned to the Company in time to be voted at the Special Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. Properly executed but unmarked proxies will be voted FOR the proposed amendments to the 1992 Stock Option Plan. If any other matters are properly brought before the Special Meeting, the persons named in the accompanying proxy will vote the shares represented by the proxies on such matters as determined by a majority of the Board of Directors. This Proxy Statement is initially being mailed to stockholders on or about August 12, 1998.

         The presence of a stockholder at the Special Meeting will not automatically revoke such stockholder's proxy. Stockholders may, however, revoke a proxy at any time prior to its exercise by delivering to the Company a duly executed proxy bearing a later date, by attending the Special Meeting and voting in person, or by filing a written notice of revocation with Dorothy Nagle Flato, Corporate Secretary and Treasurer of the Company, at 3040 Post Oak Blvd., Suite 222, Houston, Texas 77056.

         The cost of soliciting proxies in the form enclosed herewith will be borne by the Company. In addition to the solicitation of proxies by mail, the Company, through its directors, officers and regular employees, may also solicit proxies personally or by telephone. The Company will also request persons, firms and corporations holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from such beneficial owners and will reimburse such holders for their reasonable expenses in doing so.

         The securities which can be voted at the Special Meeting consist of shares of common stock of the Company with each share entitling its owner to one vote on all matters. The close of business on August 3, 1998 has been fixed by the Board of Directors as the record date for determination of stockholders entitled to vote at the meeting. The number of shares of the Company's common stock outstanding as of such date was 3,610,734. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of common stock is necessary to constitute a quorum at the Special Meeting. The affirmative vote of the holders of at least a majority of the outstanding shares of the Company's common stock is required for approval of the proposed amendments to the 1992 Stock Option Plan. Abstentions and broker non-votes will be treated as votes present for the purpose of determining a quorum at the Special Meeting. Abstentions and broker non-votes will have the same effect as a negative vote on the proposed amendments to the 1992 Stock Option Plan since the required affirmative vote is calculated based on the percentage of outstanding shares.

                     EXECUTIVE COMPENSATION
Compensation

            The following table shows the compensation paid by the Company and its subsidiaries during 1997, 1996 and 1995 to the Company's
Chief Executive Officer and the Company's other executive officer
(the "named executive officers").

                    Summary Compensation Table
                                                      Long-Term
                                                     Compensation
                           Annual Compensation          Awards
                                                      Securities
Name and                Fiscal                       Underlying
Principal Position(s)    Year    Salary     Bonus     Options(#)
Roy W. Spradlin (a)      1997   $165,000  $ 35,000     15,000
 President and Chief     1996    150,000    30,000     15,000
 Executive Officer       1995    125,000    25,000     50,000

Mark J. Brookner (b)     1997   $130,000   $20,000        --
 Chief Financial         1996    125,000    20,000     10,000
 Officer                 1995    110,000    15,000     15,000

(a)  Mr. Spradlin became President and Chief Operating Officer in
     May 1994.  In August 1995, he was named Chief Executive
     Officer.

(b)  Mr. Brookner was named Vice Chairman of the Board effective
     August 3, 1998 and resigned as Chief Financial Officer of the Company as of that date.

     J. Michael Mullin was appointed as the Company's new Chief
Financial Officer effective August 3, 1998.  His salary for 1998 is
$115,000.

Option Grants

     The following table contains information with respect to grants of stock options to each of the named executive officers during the year ended December 31, 1997.

                Option Grants in 1997 Fiscal Year
                        Individual Grants
                                                    Potential
        Number of % of Total                    Realizable Value
       Securities  Options                    at Assumed Annual
       Underlying Granted to Exercise            Rates of Stock
        Options   Employees  of Base           Price Appreciation
        Granted   in Fiscal  Price   Expiration  for Option Term(b)
Name     (#)(a)     Year     ($/Sh)     Date      5%($)    10%($)
Roy
Spradlin  15,000     20%     $9.125   8/20/97   $86,094 $218,179


(a) The options vest one-fourth on each of the second, third, fourth and fifth anniversaries of the date of grant. Vesting will be accelerated in the event of a "change in control" of the Company (defined generally as the acquisition of 50% or more of the Company's outstanding voting stock, a change in a majority of the Board of Directors or a merger, consolidation or acquisition of all or substantially all of the assets of the Company), subject to certain limitations if vesting would result in adverse tax consequences to the optionee. The per share option exercise price equaled the fair market value of a share of the Company's common stock on the date of grant, as determined in accordance with the Company's 1992 Stock Option Plan.

(b) The options granted to Mr. Spradlin are non-incentive stock options which expire ten years from the date of grant.

Option Exercises and Holdings

     The following table sets forth the 1997 year-end value of all unexercised in-the-money options held by the named executive officers. No options were exercised by either of the named executive officers during 1997.

         Aggregated Option Exercises in Last Fiscal Year
                     and FY-End Option Values

                                                 Value of Securities
                                               Underlying Unexercised
                   Number of Securities          In-the-Money Options
                  Underlying Unexercised           at FY-End ($)(a)
                   Options At FY-End (#)              Exercisable/
Name             Exercisable/Unexercisable           Unexercisable

Roy W. Spradlin       47,500/112,500              $147,625/$269,750
Mark J. Brookner      31,250/28,750                  40,275/54,025



(a) Market value of underlying securities at year-end of $11.75 per share minus the exercise or base price of in-the-money options at year-end.

Employment Agreements

         Mr. Spradlin has entered into an amended and restated employment agreement with the Company dated as of February 24, 1998, which supersedes his amended and restated employment agreement with the Company dated as of February 21, 1997. Under his new employment agreement, Mr. Spradlin is employed as President and Chief Executive Officer for a five-year term ending on February 21, 2002. Pursuant to the terms of his new employment agreement, Mr. Spradlin's base salary is $165,000, subject to review at least annually with increases based on performance. Additionally, Mr. Spradlin is eligible to receive cash bonuses payable at the discretion of the Board of Directors and, subject to conditions of eligibility, is entitled to participate in any employee benefit plans adopted by the Company. Mr. Spradlin's new employment agreement may be terminated by the Company prior to the expiration of its five-year term in the event (i) he becomes disabled for 90 consecutive days or (ii) his employment is terminated for "cause" (as defined in the agreement). In the event that (i) Mr. Spradlin's employment is terminated without "cause," (ii) the Company sells all or substantially all of its assets, (iii) more than 50% of the Company's outstanding common stock is transferred or sold by the Company's stockholders, (iv) the Company completes a merger or consolidation in which the stockholders of the Company immediately prior to the merger or consolidation own less than 50% of the surviving company or (v) the Company is dissolved in a voluntary or involuntary dissolution, Mr. Spradlin would be entitled to receive a lump sum termination/severance benefit equal to one and one-half times his annual salary plus bonus for the then most recent 12-month period. Under his new employment agreement, in the event of his death, Mr. Spradlin's heirs or beneficiaries would become entitled to receive a payment equal to one year's annual salary.
Mr. Spradlin's new employment agreement further contains a covenant not to compete during its five-year term and for a one year period following the termination of his employment.

Compensation of Directors

              Directors who are also employees of the Company are not compensated separately for serving on the Board. Each of the Company's directors who are not employees of the Company received $3,500 for attendance at each regular meeting of the Board of Directors. Directors are also reimbursed for their out-of-pocket travel and related expenses incurred in attending all Board and committee meetings. In December 1997, five of the Company's current non-employee directors, Daniel C. Arnold, James B. Hoover, Marlin W. Johnston, Richard C.W. Mauran and Albert L. Rosen, each received ten-year non-qualified options to purchase 6,000 shares of the Company's common stock. The exercise price of these options, which were granted under the Company's 1992 Stock Option Plan, is $11.50 per share. J. Livingston Kosberg received $75,000 for serving as Chairman of the Board in 1997. Mark J. Brookner was named Vice Chairman of the Board effective August 3, 1998 and will receive $75,000 for serving in this capacity in 1998.

Stock Performance Graph

         The following performance graph compares the cumulative total stockholder return of the Company's Common Stock to The Nasdaq
Stock Market United States Index and The Nasdaq Stock Market Healthcare Index for the period from December 31, 1992 through December 31, 1997. The graph assumes that $100 was invested in each of the Company's Common Stock and the companies listed on The Nasdaq Stock Market United States Index and The Nasdaq Stock Market Healthcare Index on December 31, 1992 and that any dividends were reinvested.




 Comparison of Five Years Cumulative Total Return for the Year
                    Ended December 31, 1997*

                                     The Nasdaq
Measurement Period                  Stock Market    The Nasdaq Stock
   (Fiscal Year     U.S. Physical    United States       Market
     Covered)       Therapy, Inc.       Index       Healthcare Index
     12/31/92          $100             $100           $100
     12/31/93           154              115            115
     12/31/94           176              112            124
     12/31/95           184              159            157
     12/31/96           156              195            157
     12/31/97           188              239            160
______________________

*Cumulative total return assumes an initial investment of $100 on December 31, 1992 and the reinvestment of dividends. There were no dividends paid by the Company during the period presented.

Report on Executive Compensation

         The Board of Directors and its Compensation and Stock Option Committees have prepared the following report on the Company's policies with respect to the compensation of executive officers for 1997. The Board of Directors makes all decisions on compensation of the Company's executive officers (other than stock options), based upon recommendations of the Compensation Committee.
Decisions as to the grant of stock options are made by the Stock
Option Committee.

Compensation of Executive Officers

         The compensation policies of the Company are designed to enable the Company to attract, motivate and retain experienced and qualified executives. The Company seeks to provide competitive compensation. The Company's policy has been to provide a significant component of an executive officer's compensation through the grant of stock options. The Company believes that grants of stock options to executives, as well as to employees generally, help align the interests of such persons with the interests of Company stockholders.

         The following describes in more specific terms the elements of compensation of executive officers for 1997.



         Base Salaries

         Base salaries of executives are initially determined by evaluating the responsibilities of the position, the experience and knowledge of the individual and the competitive marketplace for executive talent. Base salaries for executive officers are reviewed annually by the Compensation Committee and the Board based on, among other things, individual performance and responsibilities.

         Incentive Compensation

         Based on performance, incentive opportunities are available to a wide range of Company employees. Incentive compensation is effective in reinforcing both the overall values of the Company and the specific operating goals of the various business units.

         Incentive compensation programs are designed to focus employees' attention on the key performance goals of the Company, to identify the expected levels of performance and to reward individuals who meet or exceed such expectations. The aggregate amounts available for incentive awards are determined by the overall financial performance of the Company. The actual awards paid to individual recipients are formulated by management and approved by the Compensation Committee in its discretion.

         Stock Option Awards

         The Company's 1992 Stock Option Plan, as amended, (the "1992 Option Plan") and the Executive Option Plan (the "Executive Plan") were approved by the Board of Directors and the stockholders of the Company to align employee and outside directors' interests with stockholders' interests, to provide incentives to key employees of the Company by encouraging their ownership of Common Stock and the aid the Company in attracting and retaining such key employees, upon whose efforts the Company's success and future growth depends.

         Options are granted at the discretion of the Stock Option Committee. Individual grant sizes are determined based on organizational and individual performance. At the discretion of the Stock Option Committee, and based on the recommendation of management, options may also be used as an incentive for candidates recruited to fill key positions.

         During 1997, the Company granted options covering a total of 106,750 shares of Company common stock to 34 directors, officers and employees, including an option for 15,000 shares granted to Mr. Spradlin. The per share exercise price of all options granted in 1997 equaled the fair market value of a share of Company common stock on the date of grant. At December 31, 1997, 40,625 shares were available for future grant under the 1992 Option Plan and no shares were available for future grant under the Executive Plan.

         Stock option grants made to executive officers in 1997 reflect significant individual performance and contributions relating to the Company's operations, including implementation of the Company's development program.

         Other

         The Company has a 401(k) profit sharing plan covering all employees with three months of service. The Company may make discretionary contributions of up to 50% of employee contributions. The Company did not make any contributions during 1997.

Compensation of Chief Executive Officer

         Mr. Spradlin received a salary of $165,000, $150,000 and $125,000 in 1997, 1996 and 1995, respectively. He also received bonuses totaling $35,000, $30,000 and $25,000 in 1997, 1996 and 1995,
respectively.  Although Mr. Spradlin participated in the Company's
401(k) Plan for 1995 through 1997, the Company did not make any matching contributions to such plan during these years. In addition to cash compensation, Mr. Spradlin was granted 15,000, 15,000 and 50,000 options to purchase shares of Common Stock under the Option Plan during 1997, 1996 and 1995, respectively.

Compensation Deductibility Policy

         Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and applicable Treasury regulations, no deduction is allowed for annual compensation in excess of $1 million paid by a publicly traded corporation to its chief executive officer and the four other most highly compensated officers. Under those provisions, however, there is no limitation on the deductibility of "qualified performance-based compensation."

In general, the Company's policy is to maximize the extent of tax deductibility of executive compensation under the provisions of
Section 162(m) so long as doing so is compatible with its determinations as to the most appropriate methods and approaches for the design and delivery of compensation to the Company's executive officers.



                                      Respectfully submitted,

The Board of Directors                Compensation Committee
J. Livingston Kosberg                 Daniel C. Arnold
Roy W. Spradlin                       James B. Hoover
Mark J. Brookner                      Albert L. Rosen
George H. Hargrave
Daniel C. Arnold
James B. Hoover                       Stock Option Committee
Marlin W. Johnston                    J. Livingston Kosberg
Albert L. Rosen                       George H. Hargrave
Richard C.W. Mauran


        APPROVAL OF AMENDMENTS TO 1992 STOCK OPTION PLAN

         A total of 645,000 shares of common stock (subject to adjustment for changes in capitalization) are currently reserved for issuance upon the exercise of stock options granted under the 1992 Option Plan to key employees, officers and directors of the Company or any of its affiliates. The purpose of the 1992 Option Plan is to provide an incentive for eligible individuals to remain in the employ or service of the Company or its affiliates, to extend to them the opportunity to acquire a proprietary interest in the Company so that they will apply their best efforts for the benefit of the Company and to aid the Company in attracting able persons to serve the Company and its affiliates.

Proposed Amendments to 1992 Option Plan

         The Board of Directors has voted, subject to stockholder approval at the Special Meeting, to amend the 1992 Option Plan to
(i) increase by 350,000 (from 645,000 to 995,000) the number of shares of common stock reserved for issuance upon exercise of options granted under the 1992 Stock Option Plan and (ii) increase the number of stock options that may be granted to any one eligible individual in any one calendar year from 50,000 to 100,000 (in each case, subject to adjustments for stock dividends, stock splits and the like as provided in the 1992 Stock Option Plan). The proposed 350,000 share increase in the number of shares reserved for issuance under the 1992 Option Plan will assure that a meaningful number of shares will be available for future grant to key employees, officers and directors of the Company and its affiliates under the 1992 Option Plan.

         The limitation on the maximum number of shares of common stock that may be granted to any employee in a calendar year is a consequence of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") effective for fiscal years from 1994 forward under which no deduction is allowed for annual compensation in excess of $1 million paid by a publicly traded corporation to its chief executive officer and the four other most highly compensated officers. Under Section 162(m), there is no limitation on the deductibility of "qualified performance-based compensation." To satisfy this definition: (i) the compensation must be paid solely on account of the attainment of one or more pre-established, objective performance goals; (ii) the performance goals under which compensation is paid must be established by a compensation committee comprised solely of two or more directors who qualify as "outside directors" for purposes of the exception; (iii) the material terms under which the compensation is to be paid must be disclosed to and subsequently approved by shareholders of the corporation before payment is made in a separate vote; and (iv) the compensation committee must certify in writing before payment of the compensation that the performance goals and any other material terms were in fact satisfied. Under Treasury regulations, in the case of compensation attributable to stock options, the performance goal requirement (summarized in (i) above) is deemed satisfied, and the certification requirement (summarized in (iv) above) is inapplicable, if: (i) the grant or award is made by a compensation committee satisfying the above requirements; (ii) the plan under which the option is granted states the maximum number of shares with respect to which options may be granted during a specified time period to an employee; and (iii) under the terms of the option, the amount of compensation is based solely on an increase in the value of the stock after the date of grant. The proposed increase in the limitation on the number of options that may be granted to any one eligible individual in any one calendar year from 50,000 to 100,000 is intended to provide the Company with greater flexibility in making grants under the 1992 Option Plan.

         At July 15, 1998, a total of 40,625 shares of common stock remained available for future grant under the 1992 Option Plan. At July 15, a total of approximately 54 key employees, officers and directors of the Company and its affiliates were eligible to participate in the 1992 Option Plan. Based on the closing bid price of the Company's common stock on July 15, 1998 of $14.00, the aggregate market value of the 350,000 additional shares to be reserved under the 1992 Option Plan is $4,900,000.

         The Company expects to make under the 1992 Option Plan (i) an option grant to purchase 100,000 shares of Company common stock to Mr. Spradlin and (ii) grants totaling 85,000 shares to three other individuals (an option for 15,000 shares to Mr. Mullin and an option for 35,000 shares each to two other officers of the Company), on the date of stockholder approval of the proposed amendments to the 1992 Option Plan. All such options would be non-qualified options, and would vest one-fourth on each of the second, third, fourth and fifth anniversaries of the date of grant.
Vesting will be accelerated in the event of a "change in control" of the Company (defined generally as the acquisition of 50% or more of the Company's outstanding voting stock, a change in a majority of the Board of Directors or a merger, consolidation or acquisition of all or substantially all of the assets of the Company), subject to certain limitations if vesting would result in adverse tax consequences to the optionee. The per share option exercise price of the options will equal the fair market value of a share of the Company's common stock on the date of grant, determined in accordance with the 1992 Option Plan.

Required Vote

         The approval by the affirmative vote of a majority of the outstanding shares is required to approve the proposed amendments to the 1992 Option Plan to (i) increase by 350,000 (from 645,000 to 995,000) the number of shares of common stock reserved for issuance upon exercise of options granted under the 1992 Option Plan and
(ii) increase the number of options to purchase shares of Company common stock that may be granted to any one eligible individual in any one calendar year from 50,000 to 100,000. The Board recommends a vote FOR approval of such amendments.

Description of the 1992 Option Plan

         The principal provisions of the 1992 Option Plan are summarized below under the caption "Description of the 1992 Option Plan." Such summary does not, however, purport to be complete and is qualified in its entirety by the terms of the 1992 Option Plan. Shareholders may obtain, free of charge, a copy of the 1992 Option Plan by writing Dorothy Nagle Flato, Corporate Secretary and Treasurer, U.S. Physical Therapy, Inc., 3040 Post Oak Blvd., Suite 222, Houston, Texas 77056.

         The 1992 Option Plan provides for the grant of options that are intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") as well as non-qualified options. The 1992 Option Plan is administered by the Stock Option Committee ("Option Committee"), which is appointed by the Board of Directors. The Option Committee selects the key employees, officers and directors of the Company and its affiliates to whom options are granted. Effective August
3, 1998, the Company reconstituted the members of the Stock Option Committee for the purpose of satisfying certain requirements of
Section 162(m) of the Code (discussed below). The current members of the Option Committee are Messrs. Daniel C. Arnold (Chairman), Albert L. Rosen and James B. Hoover.

         Incentive stock options (those intended to qualify for special tax treatment under the Code) granted under the 1992 Option Plan may be granted only to employees of the Company or a corporate subsidiary and at a per share exercise price of not less than the fair market value of a share of common stock on the date of grant.
The exercise prices of non-qualified options granted under the 1992 Option Plan are determined by the Option Committee upon each grant
(but may not be less than the par value of a share of the Company's common stock). The Option Committee determines which eligible individuals receive options and how many are issued. Currently, options covering no more than 50,000 shares of common stock of the Company may be granted under the 1992 Option Plan to any officer or other employee during any calendar year. The maximum option term for an incentive option is 10 years from the date of grant. No incentive option may be granted more than 10 years after the effective date of the 1992 Option Plan. No person may be granted an incentive option if, at the time of the grant, such person owns, directly or indirectly, more than 10% of the total combined voting power of the Company or of any affiliate unless the option price is at least 110% of the fair market value of the common stock on the date of grant of the option and the exercise period of such incentive option is by its terms limited to five years. Payment for shares purchased under the 1992 Option Plan may be made either in cash or cash equivalents or by exchanging shares of common stock of the Company with a fair market value equal to or less than the total option price plus cash for any difference, as determined in the discretion of the Option Committee.

         If an employee's employment with the Company or an affiliate terminates by reason of death or disability, his or her options, to the extent then exercisable, may be exercised within one year after such death or disability. If the optionee's employment terminates for any reason other than death or disability, options held by such optionee terminate 30 days after the date of such termination unless otherwise provided in the option agreement. The Option Committee may extend the period during which the options may be exercised.

         Options granted under the 1992 Option Plan are exercisable during an optionee's lifetime only by the optionee or the optionee's guardian or legal representative. Options are not transferable other than by will or the laws of descent and distribution. Further, shares of common stock issued upon exercise of an option may not be transferred until after six months from the date the option is granted.

         Subject to the terms and conditions of and within the limitations of the 1992 Option Plan, the Option Committee may modify, extend or renew outstanding options granted under the 1992 Option Plan, or accept the surrender of options and authorize the granting of new options under the 1992 Option Plan in substitution therefor.

         If the outstanding shares of the Company's common stock are increased or decreased by reason of a stock dividend or split, combination, exchange of shares, or other recapitalization, merger or otherwise, in which the Company is the surviving corporation, or by reason of a spin-off of a part of the Company into a separate entity, or assumptions and conversions of outstanding grants due to the acquisition by the Company of a separate entity, an appropriate and proportionate adjustment will be made in the aggregate number and class of the reserved shares, in the number and class of shares subject to each outstanding option, and the per share exercise price of each outstanding option shall be automatically adjusted to equitably reflect the effect of such change.

         Adjustments to account for changes in capitalization will be made by the Board, whose determination in that respect will be conclusive. No fractional shares of common stock will be issued under the 1992 Option Plan on account of any such adjustment, and any fractions resulting from any such adjustment will be rounded downward to the nearest whole share.


         Except as otherwise provided in the option agreement, upon any dissolution or liquidation of the Company, or upon a merger or consolidation in which the Company is not the surviving corporation, or upon any transaction by a third party which results in any person owning 50% or more of the total combined voting power of all classes of stock of the Company, the 1992 Option Plan and the options issued thereunder will terminate, unless provision is made in connection with such transaction for the continuation of the Plan and/or the assumption of the options or for the substitution for such options of new options covering the stock of a successor corporation or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and the per share exercise price. In the event of such termination, all outstanding options shall be exercisable in full during such period immediately prior to the occurrence of such termination as the Board of Directors in its discretion shall determine.

         The Board of Directors of the Company at any time may amend the 1992 Option Plan as to shares of common stock as to which options have not been granted. However, the approval of the Company's stockholders is required for any amendment that would
(1) increase the aggregate number of shares of common stock as to which options may be granted (other than adjustments upon changes in capitalization); (2) increase the maximum period during which options may be exercised; or (3) extend the effective period of the 1992 Option Plan. The Board at any time may terminate or suspend the 1992 Option Plan. No termination, suspension or amendment of the Plan may, without the consent of the optionee to whom an option has been granted, alter or impair any of the rights of the holder of the option.

Federal Income Tax Consequences of the 1992 Option Plan

         The grant of an option will not be a taxable event for the optionee or the Company.

         Incentive Options. An optionee will not recognize taxable income upon exercise of an incentive option, and any gain realized upon a disposition of shares of stock received pursuant to the exercise of an incentive option will be taxed as long-term capital gain if the optionee holds the shares for at least two years after the date of grant and for one year after the date of exercise. However, the excess of the fair market value of stock subject to an incentive option on the exercise date over the option exercise price will be included in the optionee's alternative minimum taxable income in the year of exercise (or, if the optionee is subject to certain securities law restrictions, in the year in which such restrictions expire, unless the optionee elects within 30 days following exercise to have income determined without regard to such restrictions) for purposes of the alternative minimum tax. An optionee may be entitled to a credit against regular tax liability in future years for minimum taxes paid with respect to the exercise of incentive options. The Company will not be entitled to any business expense deduction with respect to the grant or exercise of an incentive option, except as discussed below.

         For the exercise of an option to qualify for the foregoing tax treatment, the optionee generally must be an employee of the Company or a corporate subsidiary from the date the option is granted through a date within three months before the date of exercise of the option. In the case of an optionee who is disabled, the three-month period for exercise following termination of employment is extended to one year. In the case of an employee who dies, the time for exercising incentive stock options after termination of employment and the holding period for stock received pursuant to the exercise of the option are waived.

         If all of the foregoing requirements are met except for the one-year or two-year holding period mentioned above, the optionee will recognize ordinary income upon the disposition of the stock in an amount equal to the excess of the fair market value of the stock at the time the option was exercised over the option exercise price. The balance of the realized gain, if any, will be capital gain. The employer corporation will be allowed a business expense deduction to the extent the optionee recognizes ordinary income, except that no deduction will be allowed for compensation in any one year paid to the chief executive officer and the four other most highly compensated executive officers of the Company to the extent such compensation does not satisfy the requirements of
Section 162(m) of the Code.

         If an optionee exercises an incentive option by tendering shares of common stock with a fair market value equal to part or all of the option exercise price, the exchange of shares will be treated as a nontaxable exchange (except that this treatment would not apply if the optionee had acquired the shares being transferred pursuant to the exercise of an incentive option and had not satisfied the special holding period requirements summarized above). If the exercise is treated as a tax free exchange, the optionee would have no taxable income from the exchange and exercise (other than minimum taxable income as discussed above) and the tax basis of the shares exchanged would be treated as the substituted basis for the shares received. If the optionee used shares received pursuant to the exercise of an incentive option (or another statutory option) as to which the optionee had not satisfied the applicable holding period requirement, the exchange would be treated as a taxable disqualifying disposition of the exchanged shares.

         Non-qualified Options. Upon exercising a non-qualified option, an optionee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the stock on the date of exercise (or, if the optionee is subject to certain restrictions imposed by the securities laws, upon the lapse of those restrictions, unless the optionee makes a special tax election within 30 days after exercise to have income determined without regard to the restrictions). If the employer corporation complies with applicable reporting requirements, it will be entitled to a business expense deduction in the same amount and generally in the same year as the optionee recognizes ordinary income. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualified option, the optionee will have taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised), except that no deduction will be allowed for compensation in any one year paid to the chief executive officer and the four other most highly compensated executive officers of the Company to the extent such compensation does not satisfy the requirements of Section 162(m) of the Code.

         If the optionee surrenders shares of common stock in payment of part or all of the exercise price for non-qualified options, no gain or loss will be recognized with respect to the shares surrendered (regardless of whether the shares were acquired pursuant to the exercise of an incentive option) and the optionee will be treated as receiving an equivalent number of shares pursuant to the exercise of the option in an nontaxable exchange.
The basis of the shares surrendered will be treated as the substituted tax basis for an equivalent number of option shares received and the new shares will be treated as having been held for the same holding period as had expired with respect to the transferred shares. The difference between the aggregate option exercise price and the aggregate fair market value of the shares received pursuant to the exercise of the option will be taxed as ordinary income. The employer corporation will be entitled to a deduction as described above. The optionee's basis in the additional shares will be equal to the amount included in the optionee's income.

                    STOCK OWNED BY MANAGEMENT

         The following table sets forth information as of August 3, 1998 with respect to the shares of the Company's common stock beneficially owned by each director of the Company, each of the named executive officers and by all directors and executive officers as a group.

                                   Amount and              Percent of
Name and Address                    Nature of             Common Stock
of Beneficial Owner             Beneficial Ownership(a)   Outstanding

Daniel C. Arnold                      173,500 (b)             4.73%
         Director

Mark J. Brookner                      120,000                 3.28
         Vice Chairman of the Board

George H. Hargrave                    167,000                 4.63
         Director

James B. Hoover                        75,000 (c)             2.05
         Director

Marlin W. Johnston                     47,000                 1.29
         Director

J. Livingston Kosberg                 498,330 (d)            13.80
         Chairman of the Board

Richard C.W. Mauran                   532,000 (d)            12.84
         Director

Albert L. Rosen                        85,000                 2.33
         Director

Roy W. Spradlin                        70,000                 1.90
         President, Chief Executive
         Officer and Director

J. Michael Mullin                           0                    0
         Chief Financial Officer

All directors and                   1,767,830                39.86
         executive officers as
            a group (10 persons)


(a) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934 (the "1934 Act"), a person is deemed to be the beneficial owner, for purposes of this table, of any shares of the Company's common stock if he has or shares voting power or investment power with respect to such security, or has the right to acquire beneficial ownership at any time within 60 days from August 3, 1998. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares. All persons shown in the table above have sole voting and investment power, unless otherwise indicated. This table includes 307,000 shares of common stock subject to outstanding options which are exercisable within 60 days from August 3, 1998. Of such shares, Messrs. Arnold, Brookner, Hoover, Johnston, Spradlin, Mauran and Rosen, hold options to purchase 45,000, 45,000, 45,000, 35,000, 70,000, 32,000 and 35,000 shares, respectively. This table also includes 217,500 shares that can be acquired upon conversion of $2,175,000 aggregate principal amount of the Company's outstanding 8% Convertible Subordinated Notes due June 30, 2003 and 300,000 shares that can be acquired upon conversion of $3,000,000 aggregate principal amount of the Company's outstanding 8% Convertible Subordinated Notes, Series C due June 30, 2004.

(b) Includes 50,000 shares owned by the Arnold Family Limited Partnership; 16,000 shares owned by the Bintliff 1990 Limited Partnership; 50,000 shares owned by Arnold 1997 Limited Partnership; and 12,500 shares that can be acquired upon conversion of $125,000 aggregate principal amount of the Company's outstanding 8% Subordinated Notes due June 30, 2003 held by the Arnold Family Limited Partnership. Mr. Arnold is the managing general partner of the Arnold Family Limited partnership and the Arnold 1997 Limited Partnership and a general partner of the Bintliff 1990 Limited Partnership. As such, he has shared voting and dispositive power over the shares held by the three partnerships. Mr. Arnold disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.

(c) Includes 5,000 shares that can be acquired upon conversion of $50,000 aggregate principal amount of the Company's outstanding 8% Convertible Subordinated Notes due June 30, 2003 owned by Mr. Hoover.

(d)      See "Principal Holders of Voting Securities".

             PRINCIPAL HOLDERS OF VOTING SECURITIES

         The following table sets forth information as of August 3,
1998 with respect to the ownership of shares of common stock by the persons known to management to be the beneficial owners of more than 5% of the Company's outstanding common stock.  The information is based on the most recent statements on Schedule 13D or 13G filed on behalf of such persons or on other information available to the
Company.
                                            Amount and        Percent of
Name and Address                            Nature of         Common Stock
of Beneficial Owner                    Beneficial Ownership   Outstanding

J. Livingston Kosberg                         498,330 (a)         13.80%
         3040 Post Oak Blvd., Suite 222
         Houston, Texas  77056

Clarence E. Mayer                             337,500 (b)          9.35
         5847 San Felipe, Suite 1700
         Houston, Texas  77057

Richard C.W. Mauran                            532,000 (c)        12.84
         Sloan Financial Corporation
         31 Burton Ct.
         Franklins Row
         London, SW 3, England

J. Carlo Cannell d/b/a                        187,200  (d)         5.18
         Cannell Capital Management
         750 Battery Street
         San Francisco, California 94111

(a) The Schedule 13G of Mr. Kosberg dated February 16, 1993 states that such amount includes 56,250 shares held by the Dolores Wilkenfeld Trust and 442,080 shares held by the Livingston Kosberg Trust. Mr. Kosberg is the trustee of both trusts and the income beneficiary of the Livingston Kosberg Trust. Mr. Kosberg does not hold any shares individually in his own name. The reported share amount excludes 1,170 shares held by Mr. Kosberg's wife and 48,000 shares held by Mr. Kosberg's three children and their spouses. Mr. Kosberg disclaims beneficial ownership of such shares.

(b) The Schedule 13D of Mr. Mayer dated February 16, 1993 states that he has sole voting and dispositive power over the entire number of such shares.

(c) Includes 200,000 shares of Company common stock that may be acquired by Sloan Financial Corporation ("Sloan Financial"), of which Mr. Mauran is the controlling stockholder, upon conversion of $2,000,000 aggregate principal amount of the Company's outstanding 8% Convertible Subordinated Notes due June 30, 2003 owned by Sloan Financial and 300,000 shares of Company common stock that may be acquired by Sloan Financial upon conversion of $3,000,000 aggregate principal amount of the Company's outstanding 8% Convertible Subordinated Notes, Series C, due June 30, 2004 owned by Sloan Financial. The
         Schedule 13D of Sloan Financial and Mr. Mauran states that they possess shared voting and shared dispositive power over the entire number of such shares. Also includes 32,000 director options held by Mr. Mauran.

(d) The Schedule 13D of J. Carlo Cannell d/b/a Cannell Capital Management ("Cannell") dated July 23, 1997 states that Cannell has sole voting and dispositive power over the entire number of such shares.

         DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS
      TO BE PRESENTED AT 1999 ANNUAL MEETING OF STOCKHOLDERS

            Any proposal intended to be presented by any stockholder for action at the 1999 Annual Meeting of Stockholders of the Company must be received by the Company on or before December 24, 1998 in order for the proposal to be considered for inclusion in the proxy statement and form of proxy relating to the 1999 Annual Meeting.
Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and form of proxy relating to the 1999 Annual Meeting any stockholder proposal which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

                         OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors of the Company does not know of any other matters to be presented for action by the stockholders at the Special Meeting. If, however, any other matters not now known are properly brought before the meeting, the persons named in the accompanying proxy will vote such proxy in accordance with the determination of a majority of the Board of Directors.

                              By Order of the Board of Directors

                              /s/ Dorothy Nagle Flato

                              Dorothy Nagle Flato
                              Corporate Secretary and Treasurer


Houston, Texas
August 12, 1998

                   U.S. PHYSICAL THERAPY, INC.

  PROXY FOR SPECIAL MEETING OF STOCKHOLDERS -- September 9, 1998

    THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned stockholder of U.S. Physical Therapy, Inc. (the "Company") hereby appoints J. Livingston Kosberg and Mark J. Brookner, and each of them, with full power of substitution in each, as proxies to cast all votes, as designated below, which the undersigned stockholder is entitled to cast at the Special Meeting of Stockholders of the Company to be held on Wednesday, September
9, 1998 at 10:00 a.m. (CDT), at the Company's office at 3040 Post
Oak Boulevard, Suite 222, Houston, Texas and at any adjournments thereof, upon the following matters.

      This proxy will be voted as directed by the undersigned stockholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL
BE VOTED FOR PROPOSAL 1 AND IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS.

      The undersigned stockholder hereby acknowledges receipt of the Notice of Special Meeting and Proxy Statement, and hereby revokes any proxy or proxies heretofore given. This proxy may be revoked at any time before its exercise.



      (continued and to be signed and dated on reverse side)





















(1) Approval under the Company's 1992 Stock Option Plan to (i) increase by 350,000 the number of shares of Company common stock reserved for issuance under the 1992 Stock Option Plan and (ii) increase the number of stock options that may be granted to any one eligible individual in any one calendar year from 50,000 to 100,000.

     FOR                  AGAINST              ABSTAIN


(2) As determined by a majority of the Company's Board of Directors, the proxies are authorized to vote upon such other business as may properly come before the meeting, or any adjournments thereof.


                          Please date and sign exactly as name appears hereon and return in the enclosed envelope.

                               Date:


                               Signature of Stockholder or
                               Authorized Representative

                               (Only one signature is required
                               in the case of stock ownership
                               in the name of two or more
                               persons.
















                               A-2